Exhibit 10(dd)

Deed of indemnity

Newmont Australia Limited ACN 009 295 765

Newmont

Resource Capital Fund III L.P.

RCF

ACN 111 279 906 Ltd ABN 68 111 279 906

QMAG

QMCH Pty Ltd ABN 27 111 293 433

QMCH

If you have any questions about the details of this document please contact Peter Wilkes on + 61 2 9353 4000

Clayton Utz Lawyers

QV1 250 St Georges Terrace Perth WA 6000 Australia

GPO Box P1214 Perth WA 6844

T + 61 8 9426 8000 F + 61 8 9481 3095

www.claytonutz.com

Our reference 60022/13675/80013608

Table of contents

1.	Interpretation	1

	1.1 Definitions	1
	1.2 Interpretation	2

2.	Indemnity of RCF Group Members	3

	2.1 Indemnity	3
	2.2 Discharge of liability	3
	2.3 Continuing Indemnity	3

3.	Limits of indemnity	3

	3.1 AMC Indemnity	3
	3.2 Negligent and fraudulent acts	3

4.	Payments	4

	4.1 Notice	4
	4.2 Method of payment	4
	4.3 No set off	4
	4.4 Subrogation	4

5.	Notices	4

	5.1 Notices	4
	5.2 Delivery	4

6.	Execution in Several parts	5

7.	Governing law and jurisdiction	5

2

Deed of indemnity made at Brisbane on 29 November 2004

Parties	Newmont Australia Limited ACN 009 295 765 of 100 Hutt Street, Adelaide, South Australia (“Newmont”)

and	ACN 111 279 906 Ltd ABN 68 111 279 906 (to be renamed QMAG Ltd) of Ground Floor, 76 Kings Park Road, West Perth, Western Australia (“QMAG”)

QMCH Pty Ltd ABN 27 111 293 433 of Ground Floor, 76 Kings Park Road, West Perth, Western Australia (“QMCH”)

Resource Capital Fund III L.P. of 1400 Sixteenth Street, Suite 200, Denver, CO 80202, USA (“RCF”)

(QMAG, QMCH, and RCF are each referred to individually as a “RCF Group Member” and are collectively referred to as the “RCF Group Members”)

Recitals

A.	Newmont has agreed to indemnify the RCF Group Members against any liability which the RCF Group Members may incur in respect of any loss suffered in connection with claims made now or in the future by investors or any other persons in any way relating to the AMC shares and/or loan notes issued by AMC under a prospectus dated 15 October 2001 or the disclosures in that prospectus, on the terms and conditions set out in this deed.

Operative provisions

1.	Interpretation

1.1	Definitions

In this deed unless the context requires otherwise:

“AMC” means Australian Magnesium Corporation Limited ABN 51 010 441 666 of Level 5, 30 Little Cribb Street, Milton, Queensland.

“AMC Indemnity” means the indemnity granted by AMC in favour of the RCF Group Members pursuant to clause 18.1 of the Sale Agreement - QMAG Joint Venture and Associated Assets between AMC, Australian Magnesium Operations Pty Ltd ABN 38 058 918 175, QMC Investments Pty Ltd ABN 39 057 869 299, Q.M.C. Finance Pty Ltd ABN 79 010 985 761, QMC (Kunwarara) Pty Ltd ABN 94 009 643 216, QMC Refmag Pty Ltd ABN 57 003 858 099, Queensland Magnesia Pty Ltd ABN 43 010 823 588 and the RCF Group Members dated on or about the date of this deed.

“AMC Prospectus” means the prospectus issued by AMC dated 15 October 2001.

“AMC Securities” means the AMC shares and/or loan notes issued by AMC under the AMC Prospectus.

“Event of Insolvency” means, in relation to any person (which includes a company and/or corporation):

(a)	a receiver, manager, receiver and manager, trustee, administrator, controller or similar officer is appointed in respect of that person or any asset of that person;

(b)	a liquidator or provisional liquidator is appointed in respect of that person;

(c)	any application (not being an application withdrawn or dismissed within 7 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of:

(i)	appointing such receiver, manager, receiver and manager, trustee, administrator, controller or similar officer or liquidator or provisional liquidator referred to in paragraphs (a) or (b);

(ii)	winding up that person; or

(iii)	proposing or implementing a scheme of arrangement in respect of the person and its creditors (other than the holders of options to subscribe for shares);

(d)	that person has any material, final and unappealable judgment or award made against it and fails to satisfy such judgment or award within 14 days of the date on which it became aware of such judgment or award; or

(e)	that person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts.

“Losses” means all losses including loss of profits and consequential losses, claims, damages, liabilities, expenses, penalties, stamp and transaction duties, costs and disbursements, including losses incurred in connection with investigating, preparing, defending or otherwise dealing with any proceedings (“legal costs”), whether or not in connection with pending or threatened litigation to which a RCF Group Member is a party and including legal fees and disbursements on an indemnity basis, except for legal costs incurred in connection with proceedings to enforce rights or obligations under this deed in which costs are awarded against RCF.

1.2	Interpretation

(a)	words importing the singular or plural include the plural and singular respectively;

(b)	words denoting persons include individuals, bodies and corporations, associations, partnerships, firms, joint ventures, trusts, government bodies and authorities;

(c)	clause headings do not affect the interpretation of the deed;

(d)	where a word or phrase is given a particular meaning in this deed, other cognate parts of speech and grammatical forms of that word or phrase have a corresponding meaning;

(e)	every covenant, agreement or undertaking expressed or implied by which more than one person is bound binds those persons and any two or greater number of them jointly and each of them severally;

(f)	“includes” in any form is not a word of limitation;

(g)	a reference to the companies includes a reference to each and all of them;

(h)	references to a party include the party’s legal personal representatives, successors and assigns; and

(i)	“tax” includes any tax, levy, charge, impost, fee, deduction, stamp duty, financial institution duty, bank account debit tax or other tax or withholding of any nature at any time payable, imposed, levied, collected, withheld or assessed by any federal, state or local government body or public authority and, without limitation, includes any related interest, expense, fine, penalty or other charge.

2.	Indemnity of RCF Group Members

2.1	Indemnity

Subject to clause 3, Newmont indemnifies and holds harmless the RCF Group Members jointly and severally and to the full extent lawful, from and against all Losses any RCF Group Member incurs in connection with any claims now or in the future by investors or any other persons arising out of or in connection with the AMC Securities or disclosures in the AMC Prospectus.

2.2	Discharge of liability

(a)	It is not necessary for the RCF Group Member to incur expense or to make any payment before enforcing the indemnity. The liability of Newmont under the indemnity in clause 2.1 arises simultaneously with the liability of the RCF Group Member.

(b)	Where any RCF Group Member has become liable to any person or entity and Newmont is required to indemnify the RCF Group Member against that liability in accordance with clause 2.1 then Newmont will, if so required by the RCF Group Member, pay direct to such person or entity an amount sufficient to fully discharge all of that liability of the RCF Group Member.

2.3	Continuing Indemnity

The indemnity contained in clause 2.1 is a continuing obligation, separate and independent from the obligations of any RCF Group Member and Newmont under any other document.

3.	Limits of indemnity

3.1	AMC Indemnity

(a)	Subject to clause 3.1(b), the RCF Group Members may only call on the indemnity where the RCF Group Members have exhausted all reasonable recourse against AMC under the AMC Indemnity, it being acknowledged that in circumstances where:

(i)	AMC is unable to satisfy the indemnity claim in full, RCF may enforce the indemnity in clause 2.1 in order to recover the balance of the claim; or

(ii)	an Event of Insolvency has occurred in relation to AMC,

RCF is not required to commence formal legal proceedings against AMC to exhaust reasonable recourse against AMC in accordance with this clause 3.1(a).

(b)	Where any claim or liability arising out of or in connection with the AMC Securities or the disclosures in the AMC Prospectus is caused by the fraud or negligence of Newmont, clause 3.1(a) shall not apply. In such circumstances, the RCF Group Members will exhaust all reasonable recourse against Newmont under clause 2 of this deed before making a call on the AMC Indemnity.

3.2	Negligent and fraudulent acts

The indemnity in clause 2 of this deed does not apply to the extent a Loss results from the fraud or negligence of a RCF Group Member.

4.	Payments

4.1	Notice

Subject to clause 3 of this deed, Newmont will pay any amount payable under the indemnity in this deed within seven (7) days of receiving notice from the RCF Group Member. Such notice shall set out the payee and address for payment in respect of any such Losses, shall set out each category of Loss claimed and shall set out in reasonable detail all support and justification that the Loss was suffered by RCF. Where there is a dispute in relation to whether an amount is payable by Newmont under clause 2.1, Newmont will pay the amount not in dispute in accordance with this clause.

4.2	Method of payment

All payments under this deed must be made by bank cheque or other immediately available funds within 2 working days of any notice in writing given by a RCF Group Member pursuant to clause 4.1.

4.3	No set off

All payments which Newmont is required to make under this deed must be:

(a)	without any set off, counterclaim or condition; and

(b)	without any deduction or withholding for any tax or any other reason, unless Newmont is required to make a deduction or withholding by applicable law.

4.4	Subrogation

Where, under this deed, Newmont has paid an amount to discharge any liability of a RCF Group Member, Newmont will, to the extent of the amount paid, be subrogated to the rights of the RCF Group Member in relation to that liability and will be entitled to the benefits of those rights, if any.

5.	Notices

5.1	Notices

Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this deed must be in writing and addressed:

Name:	Newmont Australia Limited
Attention:	[insert]
Address:	100 Hutt Street
Adelaide, South Australia
Facsimile:	+61 8 8232 5152

Name:	RCF Group Members
Attention:	Mr Brian Dolan
Address:	1400 Sixteenth Street
Suite 200
DENVER, CO 80202
United States of America
Facsimile:	+1 720 946 1450

(or as otherwise notified by that party to the other party from time to time).

5.2	Delivery

Any notice or other communication is regarded as being delivered:

(a)	if by delivery in person, when delivered to the address;

(b)	if by post, 5 business days from and including the date of postage.

6.	Execution in several parts

This deed maybe executed in any number of counterparts. Each counterpart is an original but the counterparts together are one and the same. Any counterpart of this deed is deemed to have been duly executed if it is executed by a party and sent by facsimile transmission to all the other parties.

7.	Governing law and jurisdiction

This deed is governed by the laws of Queensland. The parties irrevocably submit to the exclusive jurisdiction of the courts of Queensland.

Executed as a deed.

Executed as a Deed by Newmont Australia Limited ACN 009

295 765 by its attorney under power dated 17 November 2004

(who by his execution hereof states that he has not received notice of the revocation of that power of attorney) in the presence of

Witness  Margaret Corston

/s/ Margaret Corston	/s/ Martin S. Janes
Signature	Signature

Margaret Corston	Martin S. Janes
Name	Name
Signed by an authorized representative of Resource Capital Fund III L.P. By Resource Capital Associates III L.P., G.P.
By RCA III GP L.L.C., G.P.	Date: , 2004

/s/ Brian T. Dolan	Brian T. Dolan, Vice President
Signature	Name / Title

Signed by Brian Dolan as attorney for ACN 111 279 906 Ltd ABN 68 111 279 906 under power of attorney dated 26 November 2004 in the presence of:

/s/ S. E. Thomas	/s/ Brian T. Dolan, Attorney-in-Fact
Signature of witness	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Sian Emma Thomas
Name of witness

Signed by Brian Dolan as attorney for QMCH Pty Ltd ABN 27 111 293 433 under power of attorney dated November 2004 in the presence of:

/s/ S. E. Thomas	/s/ Brian T. Dolan, Attorney-in Fact
Signature of witness	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Sian Emma Thomas
Name of witness